MutualFirst Financial Inc.

BloomBank

LOCAL DECISIONS • TAILORED SOLUTIONS

MutualFirst Financial Partners with BloomBank

Expanding Our Indiana Community Banking Presence

OCTOBER 4, 2017

SYMBOL: MFSF

Forward Looking Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to MutualFirst and Universal, or other effects of the proposed merger on MutualFirst and Universal. These forward-looking statements include statements with respect to MutualFirst's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond MutualFirst's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by MutualFirst with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Universal; delay in closing the merger; difficulties and delays in integrating the Universal business or fully realizing anticipated cost savings and other benefits of the merger; business disruptions following the merger; the strength of the United States economy in general and the strength of the local economies in which MutualFirst and Universal conduct their operations; general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of MutualFirst's loan, investment and mortgage-backed securities portfolios, changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting MutualFirst's operations, markets, products, services and fees; and the success of MutualFirst at managing the risks involved in the foregoing.

Annualized, pro forma, projected and estimated numbers presented herein are presented for illustrative purpose only, are not forecasts and may not reflect actual results.

MutualFirst does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of MutualFirst to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to MutualFirst's business, you are encouraged to review MutualFirst's filings with the SEC, including its most recent Annual Report on Form 10-K, as supplemented by its quarterly or other reports subsequently filed with the SEC.

MutualFirst Financial Today

- "MFSF" Nasdaq Global Market
- $290 million Market Capitalization
- Russell 2000 Index

MutualBank Today

- $1.6 billion in Assets
- $1.2 billion in Gross Loans & Deposits
- 27 Full-Service Financial Centers
- 426 Employees

BloomBank Overview

Company Profile

- Headquartered in Bloomfield, IN, BloomBank (holding company – Universal Bancorp) operates 13 branches in attractive Central and Southern Indiana banking markets
- Founded in 1873, BloomBank has been operated by five generations of the Barkley family
- High caliber team
- Significant BloomBank insider ownership will remain invested in MFSF
- Attractive core deposits in stable markets

BloomBank Financial Highlights[1]

($ in thousands)

Total Assets	$	398,308
Total Gross Loans		269,805
Deposits		324,219
Loans / Deposts (%)		83.22
Core Deposits (%)[2]		95.20
LTM ROAA		0.78
Net Interest Margin		4.00
Efficiency Ratio (FTE)		75.61
NPAs / Loans + OREO		1.74
Reserves / Loans		1.26
Tang. Common Equity / Assets		11.13
Total Capital Ratio		15.75



MICHIGAN / INDIANA
Berrien
Chicago
St. Joseph
Elkhart
Kosciusko
Allen
Wabash
Grant
Delaware
Randolph
Montgomery
Hamilton
Indianapolis
Johnson
Monroe
Greene
Jackson
Lawrence
Knox

- MFSF Full-Service Financial Centers (27)
- MFSF Loan Production Office (1)
- MutualWealth Office (2)
- BloomBank Branches (13)

Source: SNL Financial; Regulatory filings
(1) As of or for the twelve month period ended June 30, 2017
(2) Core deposits defined as all deposits less Jumbo time deposits (greater than $100k)

BloomBank Markets

Attractive Markets

- Greater Indianapolis MSA
  - Geographic Coverage
  - Greenwood and Carmel offices
  - Per Capita Income $48,272
  - 2.4 million people

- Bloomington MSA
  - I-69 Corridor
  - Indiana University
  - 178,00 people

Deposit Market Share – Counties of Operation(1)

Rank	Community Bank Rank(2)	Institution (State)	Number of Branches	Deposits in Market ($mm)	Market Share (%)
1		JPMorgan Chase Bank NA (OH)	9	979.3	14.98
2		Old National Bank (IN)	10	935.0	14.30
3		First Financial Bank (OH)	11	616.0	9.42
4		Fifth Third Bank (OH)	8	499.6	7.64
5	1	German American Bancorp (IN)	9	416.1	6.37
6		Regions Bank (AL)	12	404.2	6.18
7	**2**	**BloomBank (IN)**	**13**	**320.4**	**4.90**
8	3	Jackson County Bank (IN)	6	317.0	4.85
9		PNC Bank NA (DE)	5	261.8	4.00
10	4	Horizon Bank (IN)	4	231.2	3.54
11	5	Peoples Bank (IN)	4	178.3	2.73
12	6	Peoples State Bank (IN)	6	149.3	2.28
13	7	First Merchants Bank (IN)	5	142.8	2.18
14		Huntington National Bank (OH)	4	135.5	2.07
15	8	Bedford Federal Savings Bank (IN)	2	106.1	1.62
16	9	Mutual Savings Bank (IN)	5	97.7	1.49
17		BMO Harris Bank NA (IL)	3	91.5	1.40
18		KeyBank NA (OH)	3	89.2	1.36
19	10	First Financial Bank NA (IN)	4	86.7	1.33
20	11	National Bank of Indianapolis (IN)	1	80.2	1.23
		Other Market Participants	17	398.8	6.13
		Total	***141***	***6,536.8***	***100.00***

Source: SNL Financial; deposit data is as of June 30, 2016; pro forma for pending acquisitions
(1) Includes Greene, Jackson, Johnson, Knox, Lawrence and Monroe counties in Indiana
(2) Community bank includes those banks with total assets less than $10 billion

Transaction Overview

Structure	▪ MutualFirst Financial, Inc. ("MFSF") to acquire 100% of Universal Bancorp ▪ BloomBank will be merged into MutualBank
Consideration & Purchase Price	▪ Exchange Ratio: ***15.600 MFSF shares and $250.00 in cash*** ▪ Consideration: 1,185,538 shares of MFSF stock and $19.0 million in cash (approximately 71% stock / 29% cash) (1) ▪ Deal Value: Approximately ***$65.6 million*** (1)
Valuation Multiples	▪ Price / Tangible Book Value: ***158%*** (2) ▪ Price / LTM Earnings: ***22.9x*** (2); ***14.8x*** LTM Earnings + Cost Saves ▪ Price / 2017CY Earnings ***21.2x***(2); **14.1x** 2017CY Earnings + Cost Saves ▪ Core Deposit Premium: ***8.5%***
Other	▪ Pro Forma Ownership Split: ***86% MFSF / 14% Universal Bancorp*** ▪ ***2 directors*** to be added to MutualFirst Financial's Board, pro forma board of 14 ▪ Key management retention and role of Universal Board at community level
Required Approvals	▪ Customary regulatory approval ▪ Universal Bancorp shareholder approval

(1) Based on MFSF's closing price of $39.30 as of October 2, 2017
(2) Based on Universal net income for the twelve months ended June 30, 2017 of $2.9 million, expected net income for calendar year (CY) 2017 of $3.1 million and Universal's June 30, 2017 TBV per share of $546.84

Compelling Strategic Partnership

Strategic Value

- Logical extension into adjacent market with a unique blend of mature and growth attributes
- Low-cost Central and Southern Indiana deposit franchise, provides strong margin expansion with ability to deploy excess deposits
- Leverages existing MFSF operating platform and back-office support
- Ability to leverage BloomBank's long-standing relationships with larger lending limits and more diverse product offerings

Financially Attractive

- ***+13% accretive*** to earnings per share in 2019 (fully phased-in cost saves)
- Accretive to tangible book value in ***2.2 years*** or less
- Improves combined prospective return on assets, net interest margin and efficiency ratio
- ***Internal rate of return ~ 18%***

Low-Risk Profile

- Thorough due diligence process completed (over 60% of the commercial loan portfolio reviewed), no concentration concerns, including CRE
- Retention of key local management team members
- Cost savings primarily result from operating redundancies, not branch closures

Key Transaction Assumptions

Cost Savings	• Expected non-interest expense savings of approximately 25%, with 100% of synergies being realized by 2019
Revenue Enhancements	• None included in pro forma projections
Merger-Related Expenses	• Approximately $3.3 million after-tax (approx. 5.0% of announced deal value)
Loan Mark	• Gross loan mark of ($4.4) million equating to 1.64% of loans
OREO Mark	• ($0.4) million (7.7%)
Core Deposit Intangible	• 1.50%, amortized over 10 years, using sum-of-the-years digits methodology
Other Purchase Accounting Adjustments	• Investment securities write-up of $317k, amortized over 5 years • Fixed asset write-down of $76k • FHLB advances mark of ($389k), amortized over 3 years
Operation and Conversion	• BloomBank will merge, convert and integrate into MutualBank during the first quarter of 2018

Comprehensive Due Diligence Process

- ✓ Comprehensive due diligence encompassing all areas of BloomBank's operations and financial results
- ✓ "Bottoms-up" cost saves analysis performed by MFSF management team, with the assistance of BloomBank management team
- ✓ Senior executives from across both organizations involved in the due diligence process
- ✓ Loan review encompassed:
  - Greater than 60% of the outstanding commercial portfolio
  - All Classified Loans > $100k
  - All Past Due Loans > $200k

Pro Forma Impact

Dollars in millions except per share amounts	6/30/17 MFSF Stand-Alone	6/30/17 Universal Stand-Alone	6/30/2017 Pro Forma[(1)]
Assets	1,575.9	402.5	1,979.0
Net Loans	1,180.7	266.6	1,446.4
Deposits	1,173.0	323.4	1,496.4
Borrowings	240.2	35.0	265.6
Total Equity	146.3	43.5	189.6
Tangible Common Equity	144.3	41.6	161.7
Equity / Assets	9.28%	10.80%	9.58%
TCE / TA	9.17%	10.37%	8.29%
TBV / Share	$ 19.65	$ 546.84	$ 18.96
Common Shares Outstanding	7,344,233	75,996	8,529,771

Source: SNL Financial; Regulatory filings

(1) Includes impact of purchase accounting adjustments

Summary

- ✓ Pro forma assets of $2.0 billion
- ✓ Consistent with articulated business plan and shareholder value proposition
- ✓ Strategic acquisition that enhances franchise through logical extension into adjacent Central and Southern Indiana markets
- ✓ Clear execution pathway
- ✓ Compelling transaction economics with double-digit EPS accretion, limited tangible book value dilution with an attractive earnback period, and a sizeable internal rate of return
- ✓ BloomBank shareholders taking significant ownership in MFSF
- ✓ Remain well-positioned for future opportunities

MutualFirst Financial Partners with BloomBank

Expanding Our Indiana Community Banking Presence

OCTOBER 4, 2017

SYMBOL: MFSF